Calculation of Filing Fee Tables
S-8
Five Point Holdings, LLC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Shares	Other	7,500,000	$ 4.855	$ 36,412,500.00	0.0001381	$ 5,028.57
Total Offering Amounts:						$ 36,412,500.00		$ 5,028.57
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,028.57
Offering Note
[1]	Note 1.a: In accordance with Rule 416(a) under the Securities Act of 1933, as amended ("Securities Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued pursuant to the Amended and Restated Five Point Holdings, LLC 2023 Incentive Award Plan (the "Plan") to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the above named plan described herein. Note 1.b: Represents additional common shares of the registrant available for issuance pursuant to awards that may be granted under the Plan. Note 1.c: Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the registrant's Class A Common Shares as reported on the New York Stock Exchange on March 31, 2026, which date is within five business days prior to filing this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources